UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2025

Hercules Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000
San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650)
289-3060
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 10, 2025, in connection with a previously announced offering, Hercules Capital, Inc. (the “Company”) issued $287.5 million aggregate principal amount of 4.750% Convertible Unsecured Notes due 2028 (the “Convertible Notes”), inclusive of $37.5 million aggregate principal amount of Convertible Notes issued pursuant to the initial purchasers’ exercise of its overallotment option in full. The Convertible Notes were issued pursuant to an Indenture, dated March 10, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The sale of the Convertible Notes generated net proceeds of approximately $278.39 million, after deducting discounts, commission and expenses payable by the Company.
The Company intends to use the net proceeds from this offering (i) to fund investments in debt and equity securities in accordance with its investment objective and (ii) for working capital and other general corporate purposes.
The Convertible Notes will mature on September 1, 2028 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms. The Convertible Notes bear interest at a rate of 4.750% per year payable semiannually in arrears on March 1 and September 1 of each
year, commencing on September 1, 2025.
The Convertible Notes will be unsecured obligations of the Company and will rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to the Company’s existing and future indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
Holders may convert their Convertible Notes, at their option, from March 1, 2028 until the close of business on the scheduled trading day immediately preceding the Maturity Date. Prior to the close of business on the business day immediately preceding March 1, 2028, holders may convert their Convertible Notes at their option only under certain circumstances set forth in the Indenture. Upon conversion, the Company will pay or deliver, at the Company’s election, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, subject to an irrevocable settlement method election that may be made by the Company. The Convertible Notes will be convertible at an initial conversion rate of 46.5631 shares of common stock per $1,000 principal amount of Convertible Notes which is equivalent to an initial conversion price of approximately $21.48 per share of the Company’s common stock, subject to customary anti-dilution adjustments.
The Company will not have the right to redeem the Convertible Notes at its option prior to maturity. No sinking fund is provided for the Convertible Notes. In addition, if certain corporate events occur in respect of the Company, holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the required repurchase date.
The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Convertible Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These covenants are subject to important limitations and exceptions that are described in the Indenture.
The Company offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemptions from registration provided by Rule 144A and/or Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in connection with the sale of the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the Form of 4.750% Convertible Note due 2028), filed as an exhibit hereto and incorporated by reference herein.
This Current Report on Form
8-K
is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Form
8-K
is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Form
8-K
is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On March 10, 2025, the Company issued a press release announcing the closing of the offering of the Convertible Notes. This press release is included as Exhibit 99.1 to this Form
8-K.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to t he materi
ality of su
ch in
formation.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

4.1	Indenture, dated March 10, 2025, between Hercules Capital, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of 4.750% Convertible Note Due 2028 (included as part of Exhibit 4.1)

99.1	Press Release of Hercules Capital, Inc., dated March 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

March 10, 2025	By:	/s/ Seth H. Meyer
Seth H. Meyer
Chief Financial Officer